ENCORE CLEAN ENERGY, INC.

PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ENCORE CLEAN ENERGY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Supplemental Notice of Annual Meeting, each dated September 8, 2005, and the respective Proxy Statement and Supplement to Proxy Statement and hereby appoints Daniel Hunter and Donald J. MacKenzie and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of ENCORE CLEAN ENERGY, INC., to be held on Wednesday, October 5, 2005 at 11:00 a.m., local time at Suite 610, 375 Water Street, Vancouver, British Columbia, Canada, and any adjournment(s) thereof, and to vote all shares of Common Stock or Series A Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below and on the reverse side.

Encore Clean Energy, Inc. Annual Meeting to be held on October 5, 2005 at 11:00 A.M. PDT for stockholders as of 08/29/2005

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEMS 1 through 4.

1. To approve the merger of Encore Clean Energy, Inc., a  Delaware corporation into Encore Clean Energy, Inc., a newly formed Nevada corporation and thereby changing the Company's domicile from Delaware to Nevada, replacing the  current articles of incorporation of Encore Clean Energy. Inc., Delaware corporation, with those of Encore Clean Energy, Inc., a Nevada corporation, and changing the Company bylaws to those of Encore Clean Energy, Inc., a Nevada corporation;

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Election of directors:
1-Daniel B. Hunter; 02-Donald J. MacKenzie; 03-Lawrence M. Schultz;

FOR ALL NOMINEES ☐	WITHHOLD VOTE FROM ALL NOMINEES ☐

__________________________________________________
For all nominees except as noted above

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

3. To approve the adoption of the 2003 Stock Incentive Plan that authorizes the issuance of up to 4,000,000 shares of the Company's common stock under the terms of the plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To approve increasing the authorized Common Stock of the Company from eighteen million (18,000,000) shares to one hundred million (100,000,000) shares and increasing the Company's authorized Preferred Stock from two million (2,000,000) shares to twenty million (20,000,000) shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE TO THE LEFT ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting any adjournment thereof.	IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:___________________________________________

Date:______________________________________________

Signature if held jointly_________________________________

Date: _______________________________________________